Exhibit 99.(i)4

200 Clarendon Street
27th Floor
Boston, MA 02116-5021
+1 617 728 7100 Main
+1 617 426 6567 Fax
www.dechert.com

CHRISTOPHER P. HARVEY

christopher.harvey@dechert.com
+1 617 728 7167 Direct
+617 275 8390 Fax

September 27, 2012

Sun Capital Advisers Trust
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

Re:          Post-Effective Amendment No. 34 to
Sun Capital Advisers Trust’s
Registration Statement on Form N-1A
(File Nos. 333-59093; 811-08879)

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 34 to Sun Capital Advisers Trust’s (the “Trust”) Registration Statement on Form N-1A of our opinion dated November 10, 2010, which was filed with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 28 to the Trust’s Registration Statement on November 12, 2010.

Yours very truly,

DECHERT LLP

By:	/s/ Christopher P. Harvey
Christopher P. Harvey

17539230.1.BUSINESS

US Austin Boston Charlotte Hartford Los Angeles New York Orange County Philadelphia Princeton San Francisco

Silicon Valley Washington DC EUROPE Brussels Dublin London Luxembourg Moscow Munich Paris ASIA Beijing Hong Kong